As filed with the Securities and Exchange Commission on June 2, 2023
Registration No. 333-_____

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933
———————————
Entera Bio Ltd.
(Exact name of registrant as specified in its charter)

State of Israel	Not Applicable
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

Kiryat Hadassah Minrav Building – Fifth Floor Jerusalem, Israel (Address of Principal Executive Offices)	9112002 (Zip Code)

Entera Bio Ltd. 2018 Equity Incentive Plan

(Full title of the plan)

Gerald Lieberman
Director
19 Old Woods Drive
Harrison, New York 10528
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Drew M. Altman, Esq.
Sami B. Ghneim, Esq.
Greenberg Traurig, P.A.
333 S.E. 2nd Avenue, Suite 4400
Miami, Florida 33131
(305) 579-0500

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.:

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☒	Smaller reporting company	☒
		Emerging growth company	☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

STATEMENT OF INCORPORATION BY REFERENCE

This Registration Statement is filed by Entera Bio Ltd. (the “Registrant”) for the purpose of registering additional ordinary shares, par value NIS 0.0000769 per share (“Ordinary Shares”), of the Registrant under the Entera Bio Ltd. 2018 Equity Incentive Plan (the “Plan”).

The number of Ordinary Shares available for issuance under the Plan is subject to an automatic annual increase on the first day of each calendar year during the term of the Plan equal to the lesser of (i) five percent (5%) of the number of outstanding Ordinary Shares on the last day of the immediately preceding fiscal year and (ii) such smaller number of shares as determined by the Registrant’s Board of Directors (the “Board”), in its discretion (the “Evergreen Provision”). In addition, on September 7, 2022, the shareholders of the Registrant approved an amendment to the Plan to increase the number of Ordinary Shares available for issuance under the Plan by a one-time amount equal to 576,188 shares (the “September 2022 Plan Amendment”). Consequently, the number of Ordinary Shares available for issuance under the Plan has been increased by an aggregate of 5,404,361 shares pursuant to (i) the Evergreen Provision increases on January 1, 2020, 2021, 2022 and 2023 and (ii) the September 2022 Plan Amendment. The Board determined not to increase the number of Ordinary Shares available for issuance under the Plan on January 1, 2019 pursuant to the Evergreen Provision. This Registration Statement registers the additional Ordinary Shares available for issuance under the Plan as a result of the Evergreen Provision and the September 2022 Plan Amendment, as described above.

Pursuant to Instruction E of Form S-8, the contents of the Registrant’s prior registration statement on Form S-8 registering Ordinary Shares under the Plan (File No. 333-227488) (the “Prior Registration Statement”) is hereby incorporated by reference herein, and the information otherwise required by Form S-8 is omitted, except that the provisions contained in Part II of the Prior Registration Statement are modified as set forth in this Registration Statement.

PART II

Item 3.	Incorporation of Documents by Reference.

The Registrant hereby incorporates by reference into this Registration Statement the following documents previously filed with the Securities and Exchange Commission (the “Commission”):

(a)
The Registrant’s Annual Report on Form 10-K for the fiscal year ended December 31, 2022, filed with the Commission on March 31, 2023, pursuant to Section 13 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”);

(b)	The Registrant’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2023, filed with the Commission on May 5, 2023; and

(c)
The Registrant’s Registration Statement on Form 8-A filed with the Commission on June 25, 2018 (File No. 001-38556), in which there is described the terms, rights and provisions applicable to the Ordinary Shares, including any amendment or report filed for the purpose of updating such description, including the description of the Ordinary Shares filed as Exhibit 4.1 to the Registrant’s Annual Report on Form 10-K filed on March 31, 2023.

Additionally, all documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act (not including any information furnished under Items 2.02, 7.01 or 9.01 of Form 8-K, which information is not incorporated by reference herein), prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold shall be deemed to be incorporated herein by reference and to be a part of the Registration Statement from the date of filing of such documents. Any statement contained in a document incorporated herein by reference will be deemed to be modified or superseded for purposes of the Registration Statement to the extent that a statement contained herein, or in a subsequently filed document incorporated herein by reference, modifies or supersedes the statement. Any statement modified or superseded will not be deemed, except as modified or superseded, to constitute a part of the Registration Statement.

Item 8.   Exhibits.

The following are the exhibits required by Item 601 of Regulation S-K:

Exhibit No.	Description
4.1	Amended and Restated Articles of Association of Entera Bio Ltd. (incorporated by reference to Exhibit 1.1 to the Form 20-F filed with the Commission on March 18, 2021).

4.2	Entera Bio Ltd. 2018 Equity Incentive Plan (incorporated by reference to Exhibit 99 to the Registration Statement on Form S-8 (File No. 333-227488) filed with the Commission on September 24, 2018).

5.1*	Opinion of Herzog Fox & Neeman.

23.1*	Consent of Kesselman & Kesselman, Certified Public Accountants, a member firm of PricewaterhouseCoopers International Limited, an independent registered public accounting firm.

23.2*	Consent of Herzog Fox & Neeman (included in Exhibit 5.1).

24.1*	Power of Attorney (included on signature pages hereto).

107*	Calculation of Filing Fee Tables

* Filed herewith.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8, and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Jerusalem, State of Israel, on June 2, 2023.

ENTERA BIO LTD.

By:	/s/ Miranda Toledano
Name:	Miranda Toledano
Title:	Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Miranda Toledano and Dana Yaacov-Garbeli, and each of them any of whom may act without joinder of the other, with full power to act as such person’s true and lawful attorneys-in-fact and agent, with full power of substitution and resubstitution, for such person and in such person’s name, place and stead, in any and all capacities, to sign this Registration Statement, and any and all amendments thereto (including post-effective amendments), and to file the same, with exhibits thereto, and all other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agent or his substitute, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the date indicated.

Signature	Title	Date

/s/ Miranda Toledano	Chief Executive Officer and Director	June 2, 2023
Miranda Toledano	(Principal Executive Officer)

/s/ Dana Yaacov-Garbeli	Chief Financial Officer	June 2, 2023
Dana Yaacov-Garbeli	(Principal Financial and Accounting Officer)

/s/ Gerald Lieberman	Chairman of the Board	June 2, 2023
Gerald Lieberman

/s/ Roger J. Garceau	Director	June 2, 2023
Roger J. Garceau

/s/ Ron Mayron	Director	June 2, 2023
Ron Mayron

/s/ Yonatan Malca	Director	June 2, 2023
Yonatan Malca

/s/ Sean Ellis	Director	June 2, 2023
Sean Ellis

/s/ Gerald M. Ostrov	Director	June 2, 2023
Gerald M. Ostrov